UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 22, 2025

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, $0.10 par value	RIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02Unregistered Sales of Equity Securities

The information included under Item 8.01 is incorporated herein by reference.

Item 8.01Other Events

As previously announced, a subsidiary of Transocean Ltd. (the “Company”) entered into separate, individually negotiated agreements on June 19, 2025 (as amended, the “Exchange Agreements”) with certain holders (the “EB Holders”) of its 4.0% Senior Guaranteed Exchangeable Bonds due 2025 (the “Exchangeable Bonds”) as part of ongoing efforts to optimize the Company’s capital structure. The transactions contemplated by the Exchange Agreements closed on July 22, 2025.

Under the terms of the Exchange Agreements, the EB Holders exchanged an aggregate principal amount of approximately $157 million of Exchangeable Bonds for an aggregate amount of approximately 59 million shares, $0.10 par value, of the Company (“Shares”) and an aggregate cash payment of an immaterial amount for accrued and unpaid interest on the exchanged Exchangeable Bonds. Immediately following the closing of the transactions contemplated by the Exchange Agreements, approximately $77 million in aggregate principal amount of the Exchangeable Bonds remained outstanding.

The issuances of Shares described above are exempt pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving a public offering.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: July 22, 2025	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person